Exhibit 13.1

April 12, 2006

2006 Securities and Exchange Commission

100 F St., N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 20-F (the “Report”) accompanying this letter.

Antonio Viana-Baptista, the Chairman and Chief Executive Officer of Telefónica Móviles, S.A. and Ernesto López Mozo, the Chief Financial Officer of Telefónica Móviles, S.A., each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telefónica Móviles, S.A.

/s/ Antonio Viana-Baptista
Name: Antonio Viana-Baptista Chairman and Chief Executive Officer

/s/ Ernesto López Mozo
Name: Ernesto López Mozo Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to us and will be retained by us and furnished to the Securities and Exchange Commission or its staff upon request.